NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman & Renshaw Capital Group, Inc. Announces Record Revenue

Growth Led by Continued Strength in Investment Banking and Merchant Banking Revenue Related to the Company’s Aceras
Biomedical Joint Venture

New York, NY October 22, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (“Rodman”) today announced its results for the third quarter of 2009, with revenue of $65.6 million and net income of $15.5 million or $0.40 per diluted share. Adjusting for certain events related to non-cash principal transactions, conference related revenue and expenses, non-recurring legal fees and the impairment of goodwill, the Company reported net income on a non-U.S. GAAP basis of $16.3 million, or $0.42 per diluted share, compared to net income on a non-U.S. GAAP basis of $11.3 million, or $0.30 per share, for the second quarter of 2009. A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

Rodman will hold a conference call this morning, October 22, 2009 at 10 A.M. (EDT) (see Conference Call Information below) to discuss these results.

Financial Highlights:

Third Quarter Revenue

  Revenue was $65.6 million, compared to $33.4 million in the second quarter of 2009.
  Investment banking revenue was $31.3 million, compared to $27.0 million in the second quarter of 2009.
  Merchant banking revenue of $28.6 million was triggered by a valuation, as required by GAAP, of the assets of the Company’s Aceras Biomedical joint venture. The valuation was performed by an independent valuation firm.
  Merchant banking revenue, net of non-controlling interest of $15.0 million, was $13.6 million.
  Revenue excluding principal transactions was $63.2 million, compared to $27.8 million in the second quarter of 2009.
  The Company completed 32 financing transactions raising $634.7 million, compared to 25 financing transactions raising $399.4 million, in the second quarter. The Company was once again ranked the number one investment bank in PIPE transactions by volume for the third quarter and the first nine months of 2009.1

Third Quarter Net Income

  Net income was $15.5 million, or $0.40 per diluted share, compared to net income of $15.9 million, or $0.42 per diluted share, for the second quarter of 2009.
  Adjusting for certain events related to non-cash principal transactions, conference related revenue and expenses, non-recurring legal fees and the impairment of goodwill, the Company reported net income on a non-U.S. GAAP basis of $16.3 million, or $0.42 per diluted share, compared to net income of $11.3 million on a non-U.S. GAAP basis, or $0.30 per diluted share, for the second quarter of 2009.
  A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

Edward Rubin, Rodman & Renshaw CEO and President said, “Our third quarter results reflect the positive contribution of our core life science business as well as an increased level of financing activity in our other targeted verticals. The third quarter was further

1 Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

highlighted by the growth in relatively new business areas to Rodman, including merchant banking where our Aceras Biomedical joint venture continues to build balance sheet strength and our capital markets group which increased its activity in the public offerings arena. Further, we prevailed in the FINRA arbitration proceeding involving a former employee bringing a successful close to this issue. As we demonstrated in the last two quarters, we are well positioned to capitalize on our core strengths in this market environment. We are optimistic that Rodman can continue its recent success if current market conditions continue or further improve”.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $31.3 million for the third quarter, which included $9.0 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $27.0 million in investment banking revenue, which included $9.7 million related to warrants received, for the second quarter of 2009. Private placement and underwriting revenue for the third quarter was $30.4 million, compared to $25.4 million for the second quarter of 2009. Strategic advisory fees for the third quarter were $0.9 million, compared to $1.6 million for the second quarter of 2009.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras Biomedical joint venture and other principal investments activity, was $28.6 million. Merchant banking revenue, net of non-controlling interest of $15.0 million, was $13.6 million. The Company recognizes revenue on investments in its merchant banking segment based on consolidated realized and unrealized gains (or losses) reported, including by Aceras Biomedical. The value of Aceras Biomedical’s assets was determined based on an independent valuation prepared as of September 30, 2009, taking into consideration the cost of the investment, market participant inputs, estimated cash flows based on entity specific criteria, purchase multiples paid in other comparable third-party transactions, market conditions, liquidity, operating results and other qualitative and quantitative factors. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter and the instability in general economic conditions, stock markets and regulatory conditions may result in significant changes in the estimated fair value of these investments.

Sales & Trading

  Commissions for the third quarter were $1.6 million, compared to $0.7 million for the second quarter of 2009.
  Principal transactions revenue for the third quarter was $2.4 million, compared to a $5.6 million for the second quarter of 2009.

Operating Expenses

Compensation Expense

  Employee compensation and benefits expense for the third quarter was $25.5 million, compared to $11.8 million for the second quarter of 2009.
  Employee compensation and benefits expense for the third quarter represented 50% of revenue (less net income to non- controlling interest), compared to 35% for the second quarter of 2009. For the first nine months of 2009, employee compensation and benefits expense represented 55% of revenue (less net income to non-controlling interest).
  The Company had 117 employees at September 30, 2009, compared to 105 employees at June 30, 2009.
  Although the number of employees increased by 11%, fixed compensation expenses remained relatively flat as compared to the second quarter of 2009 due largely to the hiring of commission based employees.

Non-Compensation Expense

Non-compensation expense for the third quarter, excluding impairment of goodwill, was $9.5 million, compared to $5.0 million for the second quarter of 2009. The increase in non-compensation expense for the third quarter was due to: (a) $3.2 million of expenses related to the recently completed fall conference held in New York City; (b) $0.4 million related to an expanded technology based marketing program which commenced during the quarter; and (c) increased legal expenses related to the FINRA arbitration proceedings involving a former employee. During the quarter the FINRA Arbitration Panel issued its finding dismissing all counterclaims against the Company and finding in the Company’s favor on numerous substantive claims. A hearing to determine damages suffered by the Company is expected to occur during the fourth quarter.

Income Taxes

Due to the prior period operating losses, the Company did not record a material amount of income tax expense for the third quarter of 2009. The Company will continue to review the value of our net deferred tax assets and may reverse a portion of its valuation allowance associated with these net deferred tax assets if the Company continues to generate sufficient operating income in the future.

Capital

Cash and cash equivalents were $20.1 million at September 30, 2009, compared to $14.3 million at June 30, 2009. Liquid assets were $30.2 million at September 30, 2009, consisting of cash and cash equivalents, “Level I” assets less “Level I" liabilities and current receivables, compared to $19.5 million at June 30, 2009. Book value per common share at September 30, 2009 was $1.36. Book value per common share, excluding non-controlling interest, is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Because of the nature of our business, and the volatility of the capital markets, we regularly monitor our liquidity position and explore capital raising alternatives. In that respect, on October 21, 2009, we filed a shelf registration statement with the SEC covering our potential sale, from time to time, of up to $75 million of our equity and/or debt securities. Such filing also covers the potential sale, from time to time, of up to three million shares of our currently outstanding common stock by specified selling stockholders.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. Rodman has been ranked the #1 Placement Agent in terms of the aggregate number of PIPE and RD financing transactions completed every year since 2005 and 2009 year-to-date. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Conference Call Information

In conjunction with this earnings release, Rodman & Renshaw senior management will host a conference call at 10:00 A.M. EDT, hosted by Edward Rubin, Chief Executive Officer and David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-8031 (United States) or 1-201-689-8031 (International).

The conference will be replayed in its entirety beginning at approximately 1:00 P.M. EDT on October 22, 2009, through to 11:59 P.M. EDT on October 29, 2009. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference #335225.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Web cast.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition as of September 30, 2009 (Unaudited) and December 31, 2008

Dollars in Thousands, Except Per Share Amounts	September 30,	December 31,
	2009	2008
	(Unaudited)

Assets
Cash and cash equivalents
Unrestricted	$19,034	$18,383
Restricted	1,038	3,371
Total cash and cash equivalents	20,072	21,754
Financial instruments owned, at fair value	63,095	13,872
Private placement and other fees receivable	7,616	1,975
Receivable from brokers, dealers & clearing agencies	2,869	2,714
Prepaid expenses	575	439
Property and equipment, net	2,066	1,390
Other assets	3,077	2,632
Other intangible assets, net	2,167	2,906

Total Assets	$101,537	$47,682

Liabilities and Stockholders’ Equity
Accrued compensation payable	$21,776	$4,882
Accounts payable and accrued expenses	4,646	5,954
Acquisitions related payables	3,311	4,950
Financial instruments sold, not yet purchased, at fair value	1,675	1,361
Total Liabilities	31,408	17,147

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized;
35,918,222 and 35,044,670 issued as of September 30, 2009 and
December 31, 2008, respectively	36	35
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	75,849	70,441
Treasury Stock, 534,500 shares	(1,034)	(1,034)
Accumulated deficit	(19,722)	(38,907)
Total common stockholders’ equity	55,129	30,535
Non-controlling interest	15,000	—
Total Stockholders’ Equity	70,129	30,535

Total Liabilities and Stockholders’ Equity	$101,537	$47,682

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations for the
Three Month and Nine Month Periods Ended September 30, 2009 and 2008 (Unaudited)

Amounts in Thousands, Except Per Share Amounts	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Investment banking	$31,253	$11,924	$65,129	$43,109
Merchant banking	28,628	—	28,628	—
Commissions	1,642	1,396	3,155	4,695
Conference fees	1,579	—	1,579	843
Principal transactions	2,400	(4,923)	6,073	3,858
Interest and other income	48	166	220	771
Total revenue	$65,550	$8,563	$104,784	$53,276

Operating expenses:
Compensation and benefits	25,470	5,945	49,381	26,701
Conference fees	3,211	—	3,211	2,003
Professional and consulting fees	2,210	2,401	5,050	4,392
Occupancy and equipment rentals	764	999	2,341	1,905
Advertising and marketing	740	412	1,140	780
Communication and market research	715	719	2,018	1,882
Depreciation and amortization	516	762	1,891	1,216
Business development	468	798	1,491	2,899
Office supplies	186	151	446	392
Impairment of goodwill	—	—	1,327	1,065
Other	688	641	2,252	2,056
Total operating expenses	34,968	12,828	70,548	45,291

Income (loss) before income taxes	30,582	(4,265)	34,236	7,985
Income taxes (expense) benefit	(42)	1,415	(51)	(3,734)
Net income (loss)	30,540	(2,850)	34,185	4,251
Less: Net income to non-controlling interest	(15,000)	—	(15,000)	—
Net income (loss) to common stockholders	$15,540	$(2,850)	$19,185	$4,251

Net income (loss) per share:
Net income (loss) to common stockholders
Basic	$0.44	$(0.08)	$0.54	$0.13
Diluted	$0.40	$(0.08)	$0.51	$0.12

Weighted average common shares outstanding:
Basic	35,645	33,733	35,373	33,224
Diluted	38,522	33,733	37,379	34,862

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three and nine month periods ended September 30, 2009 and 2008:

		Three months ended		Nine months ended
Shares in Thousands		September 30,		September 30,

		2009	2008	2009	2008

Shares Outstanding (weighted average)	(1)	35,381	39,372	34,936	36,798
Unearned restricted stock	(2)	(192)	(5,639)	(244)	(3,574)
Earned restricted stock units	(3)	456	—	681	—
Common shares outstanding, basic		35,645	33,733	35,373	33,224

Common shares upon exercise of options	(4)	—	—	51	197
Common shares upon vesting of non-vested
restricted stocks and RSUs	(4)	2,877	—	1,955	1,441

Weighted average number of common shares
outstanding, diluted		38,522	33,733	37,379	34,862

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares outstanding includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units and stock option exercises. Shares outstanding do not include undistributed earned and unearned restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Calculated under the treasury stock method in accordance with SFAS 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended September 30, 2009 and June 30, 2009. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s third quarter September 30, 2009 and second quarter June 30, 2009 GAAP net income (loss) to its third quarter September 30, 2009 and second quarter June 30, 2009 non-GAAP net income (loss) is set forth below (in millions):

Net income for the three months ended September 30, 2009	$15.5
Exclusion of principal transaction (gains) losses, net of related compensation	(1.0)
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	1.2
Exclusion of legal fees related to an arbitration – concluded in September 2009	0.6
Exclusion of goodwill impairment charge	—
Non-GAAP net income for the three months ended September 30, 2009	$16.3

Net income for the three months ended June 30, 2009	$15.9
Exclusion of principal transaction (gains) losses, net of related compensation	(5.2)
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	(0.4)
Exclusion of legal fees related to an arbitration – concluded in September 2009	0.4
Exclusion of goodwill impairment charge	0.6
Non-GAAP net income for the three months ended June 30, 2009	$11.3

The Company calculates income (loss) per share in accordance with FASB Statement No. 128, Earnings per Share. Basic and diluted income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the second and first quarter of 2009, after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended	Three Months Ended
	September 30,	June 30,
	2009	2009
Weighted average shares used in computation of income per share:
Basic	35,645	35,669
Diluted	38,522	37,883

Income per share:
Basic	$0.44	$0.45
Diluted	$0.40	$0.42

Non-GAAP income per share:
Basic	$0.46	$0.32
Diluted	$0.42	$0.30